Exhibit 99.1

News Release
News Release

Contacts:
Investors	Ed Kiker	904-357-9186
Rayonier
Media	James Golden/Mahmoud Siddig Joele Frank, Wilkinson Brimmer Katcher	212-355-4449

For Release at 8:00 a.m. EST

Rayonier Appoints Mark McHugh as Chief Financial Officer

Company Further Enhances Management and Operational Oversight with Appointment of H. Edwin Kiker to Newly Created Role of Chief Accounting Officer

JACKSONVILLE, Fla. - December 10, 2014 - Rayonier Inc. (NYSE: RYN) today announced that Mark McHugh has been appointed Senior Vice President and Chief Financial Officer, effective December 12, 2014. McHugh succeeds H. Edwin Kiker, who is transitioning to the newly created position of Chief Accounting Officer, responsible for financial reporting, accounting operations, and implementing and ensuring proper financial controls and systems.

McHugh has 15 years of experience in finance and capital markets focusing on the timberland and REIT sectors. He joins Rayonier from Raymond James, where he served as Managing Director in the firm’s Real Estate Investment Banking group and was responsible for the firm’s timberland and agriculture sector coverage. Throughout his career, McHugh has provided a wide range of strategic and financial counsel to a variety of publicly traded paper, forest products and real estate companies.

“Mark has been a valued advisor to Rayonier’s senior management team in the months since the spin-off of the Performance Fibers business, and we are pleased to welcome him to this new role,” said David Nunes, Rayonier’s President and Chief Executive Officer. “Mark’s strategic, financial, and industry expertise served us well during our recent internal review and development of our realigned strategy. We are confident that his continued insight and guidance will further support our commitment to transparency and accountability, and that he will be an excellent addition to the senior team leading Rayonier going forward.”

Nunes added, “As a 12-year veteran of Rayonier, Ed has been an invaluable resource to the company and our shareholders. I would like to thank Ed for his effective leadership as our CFO and know that he will bring the same dedication to this new role overseeing our financial reporting, accounting operations and internal controls. I look forward to Ed’s continued contributions as we move forward and execute our strategy.”

About Mark McHugh
Prior to joining Raymond James in 2008, McHugh was a Director in the Paper & Forest Products Group at Credit Suisse. He has broad experience advising paper and forest products companies, particularly timber REITs, on mergers, acquisitions, divestitures, financings and other strategic matters. McHugh’s transaction experience includes advising on the first-ever timber C-corp to REIT conversion (Rayonier in 2003) and the first-ever timber REIT initial public

225 Water Street, Jacksonville, FL 32202    904-357-9100

Exhibit 99.1

offering (CatchMark Timber Trust in 2013). Mr. McHugh received his B.S.B.A. in Finance, summa cum laude, from the University of Central Florida and his J.D. from Harvard Law School.
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Certain statements in this document regarding anticipated financial, legal or other outcomes, including business and market conditions, outlook and other similar statements relating to Rayonier’s future events, developments or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “project,” “anticipate” and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While management believes that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements.

About Rayonier
Rayonier is a geographically diverse international land resources company primarily engaged in timberland management and the sale of real estate. As of September 30, 2014, Rayonier owned, leased or managed approximately 2.6 million acres of timberlands located in the U.S. and New Zealand. Rayonier is structured as a real estate investment trust. More information is available at www.rayonier.com.

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225 Water Street, Jacksonville, FL 32202    904-357-9100